As filed with the Securities and Exchange Commission on May 28, 2002
                                                    Registration No. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                             WESTPOINT STEVENS INC.
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                                    36-349354
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                              507 West Tenth Street
                            West Point, Georgia 31833
                                 (706) 645-4000
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


      RETIREMENT SAVINGS VALUE PLAN FOR EMPLOYEES OF WESTPOINT STEVENS INC.

                              (Full Title of Plan)

                              Christopher N. Zodrow
                           Vice President & Secretary
                             WestPoint Stevens Inc.
                              507 West Tenth Street
                            West Point, Georgia 31833
                                 (706) 645-4000

                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                             Howard Chatzinoff, Esq.
                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                            Telephone: (212) 310-8000
                            Facsimile: (212) 310-8007

                                 ---------------

                                                   CALCULATION OF REGISTRATION FEE
===================================================================================================================================
Title of                                       Amount                 Proposed            Proposed            Amount of
Securities to                                  to Be                  Maximum             Maximum             Registration
Be Registered                                  Registered(1)          Offering            Aggregate           Fee
                                                                      Price Per           Offering
                                                                      Share(2)            Price
-----------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock, par value $0.01 per    10,000,000             $4.82               $48,200,000         $4,434.40
share
===================================================================================================================================
(1)  This registration statement relates to an additional 10,000,000 shares of the Registrant's common stock, granted or to be granted under the
     Registrant's Retirement Savings Value Plan for Employees of WestPoint
     Stevens Inc. This registration statement also covers an indeterminate number of shares of common stock that may be issued by reason of stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2)  Computed solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the shares of common stock of WestPoint Stevens Inc. as quoted on the New York Stock Exchange on May
     24, 2002.
===================================================================================================================================

===================================================================================================================================

NY2:\1155859\04\_rv704!.DOC\80765.0004

                                EXPLANATORY NOTE

         This Registration Statement of Form S-8 registers 10,000,000 additional shares of common stock, par value $0.01 per share, of WestPoint Stevens Inc. for issuance in connection with the Retirement Savings Value Plan for Employees of WestPoint Stevens Inc. (the "Plan"). The contents of the Registrant's Registration Statements on Form S-8 relating to the Plan (Registration No. 33-85718 filed with the Securities and Exchange Commission ("SEC") on October 28, 1994, Registration No. 333-32803 filed with the SEC on August 4, 1997 and Registration No. 333-69209 filed with the SEC on December 18, 1998), including all exhibits thereto, are hereby incorporated by reference herein.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on this 28th day of May, 2002.

                         WestPoint Stevens Inc.


                         By:    /s/ Holcombe T. Green
                            ---------------------------------------
                             Name:  Holcombe T. Green, Jr.
                             Title: Chairman of the Board and Chief
                                    Executive Officer

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher N. Zodrow and M. Clayton Humphries, Jr., and each of them, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                Signature                                         Title                             Date
                ---------                                         -----                             ----
                                            Chief Executive Officer and Chairman of the Board   May 28, 2002
/s/ Holcombe T. Green                       of Directors (principal executive officer)
---------------------------------------
Holcombe T. Green, Jr.

                                            Senior Vice President - Finance and Chief           May 28, 2002
/s/ Lester D. Sears                         Financial Officer (principal financial officer)
---------------------------------------
Lester D. Sears

                                            Senior Vice President and Controller (principal     May 28, 2002
/s/ J. Nelson Griffith                      accounting officer)
---------------------------------------
J. Nelson Griffith

/s/ M.L. (Chip) Fontenot                    Director, President and Chief Operating Officer     May 28, 2002
---------------------------------------
M.L. (Chip) Fontenot

/s/ Hugh M. Chapman                         Director                                            May 28, 2002
---------------------------------------
Hugh M. Chapman

/s/ M. Katherine Dwyer                      Director                                            May 28, 2002
---------------------------------------
M. Katherine Dwyer


                                       4

                Signature                                         Title                             Date
                ---------                                         -----                             ----

/s/ Joseph R. Gladden                       Director                                            May 28, 2002
---------------------------------------
Joseph R. Gladden

/s/ J. Hicks Lanier                         Director                                            May 28, 2002
---------------------------------------
J. Hicks Lanier

/s/ John F. Sorte                           Director                                            May 28, 2002
---------------------------------------
John F. Sorte

                                  EXHIBIT INDEX

Exhibit No.                             Description
-----------                             -----------

4.1        -         Restated Certificate of Incorporation of the Registrant, as
                     currently in effect, incorporated by reference to Exhibit
                     3(a) to the Registration Statement on Form S-4 (Commission
                     File No. 333-59817) filed by the Registrant with the Securities and Exchange Commission on August 4, 1998.

4.2        -         Amended and Restated By-laws of the Registrant, as
                     currently in effect, incorporated by reference to the Post-Effective Amendment No. 1 to Registration Statement on
                     Form S-1 (Commission File No. 33-77726) filed by the
                     Registrant with the Securities and Exchange Commission on May 19, 1994.

4.3        -         Rights Agreement, dated as of May 9, 2001, by and between
                     WestPoint Stevens Inc. and SunTrust Bank, as Rights Agent, including Exhibit A, the form of Summary of Rights, and Exhibit B, the form of Right Certificate, incorporated by reference to the Form 8-K (Commission File No. 0-21496) filed by the Registrant with the Securities and Exchange
                     Commission on May 9, 2001.

23(a)      -         Consent of Ernst & Young LLP.

24         -         Power of Attorney (included as part of this Registration
                     Statement).

--------------------------------




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